AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

   This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION is made and entered into as of December 10, 2015, by and between BULLSBEARS.COM, INC. a Delaware corporation ("Parent"), and MICHAEL JAMES ENTERPRISES, INC., a Nevada corporation (“Merger Company”).

                                   RECITALS

   A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2 below) and in accordance with the Nevada Revised Statutes ("Nevada Law") and the Delaware General Corporation Law (the "Delaware Law"), Parent and Merger Company intend to enter into a business combination transaction.

   B. The Board of Directors of Parent (i) has determined that the Merger (as defined in Section 1.1) is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of,

Parent and its shareholders, (ii) has approved this Agreement, the Merger (as defined in Section 1.1) and the other transactions contemplated by this

Agreement, (iii) has determined (subject to Section 5.4 hereof) to recommend that the shareholders of Parent adopt and approve this Agreement and approve the Merger, and (iv) has determined to recommend that the stockholders of Parent approve the issuance of shares of Parent Common Stock (as defined below) pursuant to the Merger (the "Share Issuance").

   C. The Board of Directors of Merger Company (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Merger Company and is fair to, and in the best interests of, Merger Company and its stockholders, and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

   D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

   E. It is also intended by the parties hereto that the Merger shall qualify for pooling of interests accounting treatment.

   NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,

the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

   1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Nevada Law and Delaware Law, Merger Company shall be merged with and into Parent (the "Merger"), the separate corporate existence of Merger Company shall cease and Parent shall continue as the surviving corporation. Parent, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

   1.2 Effective Time; Closing. Subject to the provisions of this Agreement,

the parties hereto shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "Certificate of

Merger") and a certificate of merger with the Secretary of State of the State of Nevada in accordance with the relevant provisions of Nevada Law (the

"Nevada Certificate of Merger") (the time of the later of such filings (or such later time as may be agreed in writing by Parent and Parent and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and Plan of Merger and Reorganization, the

Certificate of Merger and the Nevada Certificate of Merger. The closing of the Merger (the "Closing") shall take place at the offices of the Parent at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

   1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of

Nevada Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property,

rights, privileges, powers and franchises of Parent and Merger Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Parent and Merger Company shall become the debts, liabilities and duties of the Surviving Corporation.

   1.4 Articles of Incorporation; Bylaws.

   (a) At the Effective Time, the Articles of Incorporation of Parent, as in

effect immediately prior to the Effective Time, shall be the Articles of

Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation of the Surviving

Corporation.

   (b) The Bylaws of Parent, as in effect immediately prior to the Effective

Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation

until thereafter amended.

   1.5 Directors and Officers. The initial directors of the Surviving

Corporation shall be the directors of Merger Company immediately prior to the

Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Company immediately prior to the Effective Time,

until their respective successors are duly appointed.

   1.6 Effect on Capital Stock. Subject to the terms and conditions of this

Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Parent, Parent or the holders of any of the following securities, the following shall occur:

     (a) Conversion of Parent Common Stock. Each share of Common Stock, no par value per share, of Merger Company (the "Merger Company Common Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of Merger Company Common Stock to be canceled pursuant to Section 1.6(b), will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive one (1)share of Common Stock, $0.001 par value per share, of Parent (the "Parent Common Stock") (the "Exchange

Ratio") upon surrender of the certificate representing such share of Merger Company Common Stock in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9).

   (b) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split,

stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Stock occurring on or after the date hereof and prior to the Effective Time.

   1.7 Surrender of Certificates.

   (a) Exchange Agent. The Exchange Agent shall be the Transfer Agent of the Parent (the "Exchange Agent") in the Merger.

   (b) Parent to Provide Common Stock. Promptly after the Effective Time,

Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the shares of Parent Common Stock issuable pursuant to

Section 1.6 in exchange for outstanding shares of Merger Company Common Stock

   (c) Exchange Procedures. As soon as practicable after the Effective Time,

Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates"),

which immediately prior to the Effective Time represented outstanding shares of Merger Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock.  Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of Merger Company Common Stock were converted at the Effective Time, and the Certificates so surrendered shall forthwith be canceled.

   (d) Transfers of Ownership. If certificates representing shares of Parent

Common Stock are to be issued in a name other than that in which the

Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered,

or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

   (e) No Liability.  Notwithstanding anything to the contrary in this Section

1.7, neither the Exchange Agent, Parent, the Surviving Corporation nor any

party hereto shall be liable to a holder of shares of Parent Common Stock or

Parent Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

   1.8 No Further Ownership Rights in Parent Common Stock. All shares of

Parent Common Stock issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Merger Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Merger Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

   1.9 Lost, Stolen or Destroyed Certificates. In the event that any

Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of

Merger Company Common Stock represented by such Certificates were converted pursuant to Section 1.6.

   1.10 Tax and Accounting Consequences.

   (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax

Regulations.

   (b) It is intended by the parties hereto that the Merger shall be treated as a pooling of interests for accounting purposes.

   1.11 Taking of Necessary Action; Further Action. If, at any time after the

Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges,

powers and franchises of Parent and Merger Company, the current officers and directors of Parent and Merger Company will take all such lawful and necessary action.

                                  ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF PARENT

   As of the date hereof and as of the Closing Date, Parent represents and warrants to Merger Company, subject to such exceptions as are specifically disclosed in writing in the disclosure letter and referencing a specific representation supplied by Parent to Merger Company dated as of the date hereof and certified by a duly authorized officer of Parent, as follows:

   2.1 Organization and Qualification

   (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Parent is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the nature of its activities makes such qualification necessary.

   (b) The Parent has a wholly-owned subsidiary, BullsnBears Holdings, Inc., a Florida corporation.

   2.2 Articles of Incorporation and Bylaws. Parent has previously furnished to Merger Company a complete and correct copy of its Articles of Incorporation and Bylaws as amended to date (together, the "Parent Charter Documents"). Such

Parent Charter Documents are in full force and effect. Parent is not in violation of any of the provisions of the Parent Charter Documents.

   2.3 Capitalization

   (a) The authorized capital stock of Parent consists of 100,000,000 shares

of Parent Common Stock, $.001 par value,  and 25,000,000 shares of Preferred Stock ("Parent Preferred Stock"),$.001 par value.   At the close of

business on 12/10/15 (i) 12,958,270 shares of Parent Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Parent Common Stock were held in treasury by

Parent or by subsidiaries of Parent; (iii) 5,000,000 shares of Parent Common

Stock were reserved for future issuance upon conversion of warrants of the Parent. As of the date hereof, 4,000 shares of Parent series A Preferred Stock were issued or outstanding.

   2.4 Authority Relative to this Agreement. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to obtaining the approval of the shareholders of Parent of the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by holders of a majority of the outstanding shares of Parent Common Stock in accordance with Delaware Law and the Parent Charter

Documents). This Agreement have been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by

Parent and Merger Company, constitute legal and binding obligations of Parent,

enforceable against Parent in accordance with their respective terms.

   2.5 No Conflict; Required Filings and Consents

   (a) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent shall not, (i) conflict with or violate the Parent Charter Documents or the equivalent organizational documents of any of Parent's subsidiaries, (ii) subject to obtaining the approval of Parent's shareholders of the Merger and compliance with the requirements set forth in Section 2.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default

(or an event that with notice or lapse of time or both would become a default)

under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of

Parent or any of its subsidiaries pursuant to, any material note, bond,

mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not in the case of clauses (ii) or (iii) individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

   (b) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent shall not, require any consent,

approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended

(the "Securities Act"), the Securities Exchange Act of 1934, as amended (the

"Exchange Act"), state securities laws ("Blue Sky Laws"), the rules and regulations of FINRA, and the filing and recordation of the Certificate of Merger as required by Delaware Law and the filing and recordation of the Nevada Certificate of Merger as required by Nevada Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on

Parent, would not prevent consummation of the Merger or otherwise prevent

Parent from performing its obligations under this Agreement.

   2.6 Compliance; Permits

   (a) Parent is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Parent or by which its or any of their respective properties is bound or affected, or (ii)

any material note, bond, mortgage, indenture, contract, agreement, lease,

license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent or its properties is bound or affected, except for any conflicts, defaults or violations that (individually or in the aggregate) would not cause the Parent to lose any material benefit or incur any material liability. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Parent,

threatened against Parent, with the exception of the administrative proceeding presently being conducted by the Florida Office of Financial Regulation, nor has any governmental or regulatory body or authority indicated an intention to conduct the same.

   (b) Parent hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to operation of the business of Parent (collectively, the "Parent Permits"). Parent is in compliance in all material respects with the terms of the Parent Permits.

   2.7 SEC Filings; Financial Statements

   (a) Parent has made available to Merger Company a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the Securities and Exchange Commission ("SEC") for the past three years (the "Parent SEC Reports"), which are all the forms, reports and documents required to be filed by Parent with the SEC. The Parent SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

   (b) Each set of consolidated financial statements (including, in each case,

any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents the consolidated financial position of Parent at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

   (c) Parent has previously furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

   2.8 No Undisclosed Liabilities. Parent has no liabilities (absolute,

accrued, contingent or otherwise) which are, individually or in the aggregate,

material to the business, results of operations or financial condition of

Parent taken as a whole, except (i) liabilities provided for in Parent's balance sheet as of September 30, 2015 or (ii) liabilities incurred since

September 30, 2015 in the ordinary course of business.

   2.9 Absence of Certain Changes or Events. Since September 30, 2015, there has not been: (i) any Material Adverse Effect on Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of

Parent's capital stock, or any purchase, redemption or other acquisition by

Parent of any of Parent's capital stock or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of

Parent's capital stock, (iv) any granting by Parent of any increase in compensation or fringe benefits, except for normal increases of cash compensation to non-officer employees in the ordinary course of business consistent with past practice, or any payment by Parent of any bonus, except for bonuses made to non-officer employees in the ordinary course of business consistent with past practice, or any granting by Parent of any increase in severance or termination pay or any entry by Parent into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Parent of the nature contemplated hereby, (v) entry by Parent into any licensing or other agreement with regard to the acquisition or disposition of any

Intellectual Property (as defined in Section 2.19) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Parent with the SEC, (vi) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in

GAAP, or (vii) any revaluation by Parent of any of its assets, including,

without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Parent other than in the ordinary course of business.

   2.10 Absence of Litigation. There are no claims, actions, suits or proceedings pending or, to the knowledge of Parent, threatened (or, to the knowledge of Parent, any governmental or regulatory investigation pending or threatened, other than as disclosed in Section 2.6(a)) against Parent or any properties or rights of Parent, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

   2.11 Restrictions on Business Activities. There is no agreement,

commitment, judgment, injunction, order or decree binding upon Parent or to which the Parent is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of

Parent, any acquisition of property by Parent or the conduct of business by

Parent as currently conducted.

   2.12 Title to Property. Parent does not own any real property. Parent has good and defensible title to all of their assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby.

   2.13 Taxes

   (a) For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes,

including taxes based upon or measured by gross receipts, income, profits,

sales, use and occupation, and value added, ad valorem, transfer, franchise,

withholding, payroll, recapture, employment, excise and property taxes,

together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

   (b) (i) The Parent has timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to

Taxes required to be filed by the Parent with any Tax authority, except such

Returns which are not material to the Parent. The Parent has paid all Taxes shown to be due on such Returns.

     (ii) The Parent as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal

  Unemployment Tax Act and other Taxes required to be withheld, except such

  Taxes which are not material to the Parent.

     (iii) Parent has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Parent, nor has the Parent executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

     (iv) No audit or other examination of any Return of the Parent by any

  Tax authority is presently in progress, nor has the Parent been notified of any request for such an audit or other examination.

     (v) No adjustment relating to any Returns filed by the Parent has been proposed in writing formally or informally by any Tax authority to the

  Parent or any representative thereof.

     (vi) Parent does not have any liability for any material unpaid Taxes which has not been accrued for or reserved on the Parent balance sheet dated June 30, 1999 in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to the Parent other than any liability for unpaid Taxes that may have accrued since

  September 30, 2015 in connection with the operation of the business of the

  Parent in the ordinary course.

   2.14 Agreements, Contracts and Commitments. Parent is not a party to or is bound by:

   (a) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of Parent's Board of

Directors, other than those that are terminable by Parent on no more than thirty (30) days' notice without liability or financial obligation to the

Parent;

   (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

   (c) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of software products in the ordinary course of business;

   (d) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Parent after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Parent has any material ownership interest in any corporation,

partnership, joint venture or other business enterprise;

   (e) any mortgages, indentures, guarantees, loans or credit agreements,

security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

   (f) any settlement agreement entered into within five (5) years prior to the date of this Agreement; or

   (g) any other agreement, contract or commitment that has a value of

$10,000 or more individually.

   2.15 Board Approval. The Board of Directors of Parent has, as of the date of this Agreement, unanimously (i) approved this Agreement and has approved the Merger and the other transactions contemplated hereby, (ii) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of,

Parent and its shareholders and (iii) determined to recommend that the shareholders of Parent adopt and approve this Agreement and approve the

Merger.

   2.16 Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of Parent Common Stock are entitled to vote with respect to the Merger is the only vote of the holders of any class or series of Parent's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF MERGER COMPANY

   Merger Company represents and warrants to Parent, as follows:

   3.1 Organization and Qualification; Subsidiaries.  The Merger Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Merger Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

   3.2 Certificate of Incorporation and Bylaws. Merger Company has previously furnished to Parent complete and correct copies of its Certificate of

Incorporation and Bylaws as amended to date (together, the "Merger Company Charter Documents"). Such Merger Company Charter Documents are in full force and effect.

   3.3 Capitalization. The authorized capital stock of Merger Company consists of (i)___________ shares of Merger Company Common Stock, and (ii) ________ shares of Preferred Stock, $0.001 par value per share. At the close of business on _____________,  (i) ___________ shares of Common

Stock were issued and outstanding, and (ii) ____________ shares of Preferred Stock were issued and outstanding.

   3.4 Authority Relative to this Agreement. The Merger Company has all necessary corporate power and authority to execute and deliver this

Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merger Company and the consummation by Parent and Merger Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Merger Company, and no other corporate proceedings on the part of Merger Company are necessary to authorize this Agreement, or to consummate the transactions so contemplated,

subject only to the approval of the Share Issuance by Parent's stockholders and the filing of the Certificate of Merger pursuant to Nevada Law and the

Delaware Certificate of Merger pursuant to Delaware Law. This Agreement has been duly and validly executed and delivered by Merger Company and,

assuming the due authorization, execution and delivery by Parent, constitute legal and binding obligations of Merger Company, enforceable against

Merger Company in accordance with its terms.

   3.5 No Conflict; Required Filings and Consents

   (a) The execution and delivery of this Agreement Merger Company do not, and the performance of this Agreement by Merger Company shall not, (i) conflict with or violate the Merger Company Charter Documents, Bylaws or equivalent organizational documents, (ii) subject to compliance with the requirements set forth in Section 3.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to

Merger Company or any of its subsidiaries or by which it or their respective properties are bound or affected.

   (b) The execution and delivery of this Agreement by Merger Company do not, and the performance of this Agreement by Merger Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws,

, the rules and regulations of FINRA, and the filing and recordation of the

Certificate of Merger as required by Nevada Law and the Delaware Certificate of Merger as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (x) would not prevent consummation of the Merger or otherwise prevent Merger Company from performing its obligations under this Agreement or (y) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

   3.6 SEC Filings; Financial Statements.

   (a) Merger Company has made available to Parent a correct and complete copy of its financial statements for the period ended September 30, 2015, and which did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

   (b) Prior to the Closing, the Merger Company shall cause to be prepared and furnished to Parent audited financial statements prepared in accordance with

GAAP applied on a consistent basis and Regulations S-K and S-X promulgated under the Securities Act of 1933, for such periods as shall be required for filing by the Parent as a Current Report on Form 8-K.

   3.7 No Undisclosed Liabilities. The Merger Company has no liabilities (absolute, accrued, contingent or otherwise) which are,individually or in the aggregate, material to the business, results of operations or financial condition of Merger Company taken as a whole,except (i) liabilities provided for in Merger Company’s balance sheet as of September 30, 2015 or (ii) liabilities incurred since September 30, 2015 in the ordinary course of business.

   3.9 Absence of Litigation. There are no claims, actions, suits or proceedings pending or, to the knowledge of Merger Company threatened (or, to the knowledge of Merger Company, any governmental or regulatory investigation pending or threatened) against Merger Company or any properties or rights of Merger Company, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

   3.10 Board Approval. The Board of Directors of Merger Company has, as of the date of this Agreement, unanimously (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Merger Company and is fair to, and in the best interests of, Merger Company and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of Merger Company approve the Share Issuance.

   3.20 Vote Required. The affirmative vote of a majority of the shares of

Merger Company Common Stock that cast votes regarding the Share Issuance in person or by proxy at the Parent Stockholders' Meeting is the only vote of the holders of any class or series of Parent's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

                                  ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

   4.1 Conduct of Business by Parent. During the period from the date of this

Agreement and continuing until the earlier of the termination of this

Agreement pursuant to its terms or the Effective Time, Parent shall, except to the extent that Parent shall otherwise consent in writing, carry on its business, in the ordinary course, and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers,

distributors, licensors, licensees, and others with which it has business dealings.

   In addition, except as expressly permitted by the terms of this Agreement,

without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this

Agreement pursuant to its terms or the Effective Time, Parent shall not do any of the following and shall not permit its subsidiaries to do any of the following:

   (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

   (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to

Parent, or adopt any new severance plan;

   (c) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Parent Intellectual Property, or enter into grants to transfer or license to any person future patent rights other than in the ordinary course of business consistent with past practices,

provided that in no event shall Parent license on an exclusive basis or sell any Parent Intellectual Property;

   (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

   (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

   (f) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions,

rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (x) the issuance delivery and/or sale of (i) shares of Parent Common Stock pursuant to the exercise of stock options outstanding as of the date of this Agreement or granted pursuant to clause (y) hereof, and (ii) shares of Parent Common Stock issuable to participants in the ESPP consistent with the terms thereof and (y) the granting of stock options (and the issuance of Parent Common Stock upon exercise thereof), in the ordinary course of business and consistent with past practices, in an amount not to exceed options to purchase (and the issuance of

Parent Common Stock upon exercise thereof) 50,000 shares in the aggregate;

   (g) Cause, permit or propose any amendments to the Parent Charter

Documents (or similar governing instruments of any of its subsidiaries);

   (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or enter outside the ordinary course of Parent's business consistent with past practice into any joint ventures, strategic partnerships or alliances;

   (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory in the ordinary course of business consistent with past practice, except for the sale, lease or disposition

(other than through licensing) of property or assets which are not material,

individually or in the aggregate, to the business of Parent and its subsidiaries;

   (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options,

warrants, calls or other rights to acquire any debt securities of Parent,

enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of ordinary course trade payables consistent with past practice;

   (k) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"),

pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants;

   (l) Make any individual or series of related payments outside of the ordinary course of business;

   (m) Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

   (n) Incur or enter into any agreement, contract or commitment outside of the ordinary course of business in excess of $10,000 individually;

   (o) Engage in any action that could (i) cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code or (ii) interfere with

Parent's ability to account for the Merger as a pooling of interests, whether or not (in each case) otherwise permitted by the provisions of this Article

IV;

   (p) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement;

   (q) Make any tax election that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the tax liability or tax attributes of Parent or any of its subsidiaries or settle or compromise any material income tax liability; or

   (r) Agree in writing or otherwise to take any of the actions described in

Section 4.1 (a) through (q) above.

   4.2 Conduct of Business by Merger Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this

Agreement pursuant to its terms or the Effective Time, Merger Company shall, except to the extent that Parent shall otherwise consent in writing,

carry on its business, in the ordinary course and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers,

distributors, licensors, licensees, and others with which it has business dealings.

   During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the

Effective Time, Parent shall not do any of the following and shall not permit its subsidiaries to do any of the following:

   (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

   (b) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

   (c) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

   (d) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions,

rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities;

   (e) Cause, permit or propose any amendments to the Merger Company Charter  Documents;

   (f) Sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory in the ordinary course of business consistent with past practice, except for the sale, lease or disposition

(other than through licensing) of property or assets which are not material,

individually or in the aggregate, to the business of Parent and its subsidiaries.

ARTICLE V

                             ADDITIONAL AGREEMENTS

   5.1 Shareholder and Stockholder Meetings. Parent and Merger Company shall take all action necessary in accordance with applicable law and the Parent and Merger Company Charter Documents to convene their respective Shareholders' Meetings for the purpose of voting upon the approval of this Agreement and the Merger or the Share Issuance, as the case may be, or to obtain such shareholder consent by Action on Written Consent as permitted by their respective Charter Documents and Delaware and Nevada law.

   5.2 Confidentiality; Access to Information.

   (a) The parties acknowledge that Parent and Parent have previously executed a mutual nondisclosure agreement, dated as of ________ (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

   (b) Each of the Parent and Merger Company will afford the other and the other's accountants, counsel and other representatives reasonable access during normal business hours and upon reasonable notice to its properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning its business as such other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

   5.3 Public Disclosure. Parent and Merger Company will consult with each other and agree before issuing any press release or otherwise making any public statement with respect to the Merger, and will not issue any such press release or make any such public statement prior to such agreement, except as may be required by law, in which case reasonable efforts to consult with the other party will be made prior to any such release or public statement. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

   5.4 Indemnification.

   (a) From and after the Effective Time, Parent will cause the Surviving

Corporation to fulfill and honor in all respects the obligations of Parent pursuant to any indemnification agreements between Parent and its directors and officers in effect immediately prior to the Effective Time and any indemnification provisions under the Parent Charter Documents as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving

Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the indemnified parties thereunder (the "Indemnified Parties") as those contained in the Parent

Charter Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the

Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties, unless such modification is required by law.

   5.5 Parent Board of Directors. The Board of Directors of Parent will take all actions necessary such that one member of Parent's Board of Directors reasonably acceptable to Merger Company, shall be appointed to Parent's

Board of Directors as of the Effective Time, which shall consist of ____

members in total after such appointments. The Board of Directors of Parent will take all actions necessary to nominate Parent's appointee to Parent's Board of Directors for re-election at the expiration of such appointee's initial term.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

   6.1 Conditions to Obligations of Each Party to Effect the Merger  The

respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

   (a) Shareholder and Stockholder Approvals. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the shareholders of Parent and the Merger Company, and the Share Issuance shall have been approved by the requisite vote by the stockholders of Parent.

   (b) Representations and Warranties. Each representation and warranty of

Parent and Merger Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the

Closing Date except (A) for such failures to be true and correct that do not in the aggregate constitute a Material Adverse Effect on Parent and Merger Company.

   (c) Agreements and Covenants. Parent and Merger Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the

Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

   7.1 Termination. This Agreement may be terminated at any time prior to the

Effective Time, whether before or after the requisite approval of the shareholders of Parent:

   (a) by mutual written consent duly authorized by the Boards of Directors of

Parent and Parent;

   (b) by either Parent or Parent if the Merger shall not have been consummated by May 31, 2016 for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

   (c) by either Parent or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the

Merger, which order, decree, ruling or other action is final and nonappealable;

   (d) by either Parent or Merger Company if (i) the required approval of the shareholders of Parent contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of

Parent shareholders duly convened therefor or at any adjournment therefor;

   (e) by Merger Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue,  provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent, then Merger Company may not terminate this Agreement under this Section 7.1(e) for thirty (30) days after delivery of written notice from Merger Company to Parent of such breach, provided Parent continues to exercise best efforts to cure such breach (it being understood that Merger Company may not terminate this Agreement pursuant to this paragraph (e) if such breach by Parent is cured during such thirty (30)-day period);

   (f) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Merger Company set forth in this Agreement, or if any representation or warranty of Merger Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Merger Company’s representations and warranties or breach by Merger Company is curable by Merger Company, then Parent may not terminate this Agreement under this Section 7.1(f) for thirty (30) days after delivery of written notice from Parent to Merger Company of such breach, provided Merger Company continues to exercise best efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (f) such breach by Merger Company is cured during such thirty (30)-day period.

   7.2 Notice of Termination; Effect of Termination. Any termination of this

Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto (or such later time as may be required by Section 7.1). In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this

Section 7.2, Section 5.3(a), Section 7.3 and Article VIII, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for fraud in connection with, or any willful breach of, this Agreement.

   7.3 Fees and Expenses.

   (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the

Merger is consummated.

   7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of Parent and Merger Company.

   7.5 Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

   8.1 Survival of Representations and Warranties. The representations and warranties of Parent and Merger Company contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

   8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

   (a) if to Parent, to:

       ___________________

       ___________________

       ___________________

   (b) if to Merger Company, to:

       ___________________

       ___________________

       ___________________

  8.3 Interpretation; Definitions.

   (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a

Section of this Agreement. Unless otherwise indicated the words "include,"

"includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

   (b) For purposes of this Agreement:

     (i) the term "knowledge" means with respect to a party hereto, with respect to any matter in question, the actual knowledge of the executive officers of such party;

     (ii) the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other such changes, events,

  violations, incurrences, circumstances or effects, that is materially adverse to the business, assets, liabilities, financial condition or results of operations of such entity and its subsidiaries taken as a whole;

  provided, however, that in no event shall (A) a decrease in such entity's stock price or the failure to meet or exceed Wall Street research analysts'

  or such entity's internal earnings or other estimates or projections in and of itself constitute a Material Adverse Effect or (B) any change, event,

  violation, inaccuracy, circumstance or effect that such entity successfully bears the burden of proving results from (x) the public announcement or pendency of the transactions contemplated hereby, (y) changes affecting the internet banking industry generally (which changes do not

  disproportionately affect such entity) or (z) changes affecting the United

  States economy generally, constitute a Material Adverse Effect;

     (iii) the term "person" shall mean any individual, corporation

  (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust,

  Parent (including any limited liability Parent or joint stock Parent),

  firm or other enterprise, association, organization, entity or Governmental

  Entity.

   8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

   8.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement.

   8.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this

Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

   8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby,

or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

   8.8 Governing Law. Except to the extent mandatorily governed by Delaware Law, this Agreement shall be governed by and construed in accordance with the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

   8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

   8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SIGNATURES

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                          BULLSNBEARS.COM, INC.

                                          By: ______________________________

                                          James Palladino, Director/ Secretary

                                           MICHAEL JAMES ENTERPRISES, INC.

                                          By:________________________________

                                              Michael James, Pres.